Exhibit 10.2

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.
Execution Copy
AMENDMENT NO. 2 TO
RESEARCH COLLABORATION AND LICENSE AGREEMENT

This Amendment No. 2 to Research Collaboration and License Agreement (this “Amendment”) is entered into and effective as of September 25, 2023 (the “Amendment Effective Date”) by and between Mersana Therapeutics, Inc., a Delaware corporation having its principal place of business at 840 Memorial Drive, Cambridge, MA 02139 (“Mersana”), and Janssen Biotech, Inc., a Pennsylvania corporation having its principal place of business at 800 Ridgeview Drive, Horsham, PA 19044 (“Janssen”). Mersana and Janssen are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WITNESSETH

WHEREAS, the Parties entered into a certain Research Collaboration and License Agreement dated as of February 2, 2022 (as amended, the “Collaboration Agreement”), which establishes a collaboration to perform research activities combining certain Mersana Technology with Janssen Antibodies;

WHEREAS, pursuant to the terms of the Collaboration Agreement, Janssen is obligated to reimburse Mersana for certain CMC Costs and Supply Costs for preclinical supplies of Licensed ADCs supplied by Mersana to Janssen under the CMC Plans and pursuant to Section 6.3 of the Agreement (“Preclinical Supply Costs”), incurred or accrued by Mersana in conducting certain activities under the Collaboration Agreement;

WHEREAS, the Parties desire to amend the terms of the Collaboration Agreement to provide for the prepayment (rather than reimbursement) by Janssen of such CMC Costs and Preclinical Supply Costs, as further set forth herein; and

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Collaboration Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, the Parties hereto, intending to be legally bound, agree as follows:

ARTICLE I - AMENDMENTS

1.1 Section 1.1. Section 1 of the Collaboration Agreement is hereby modified by adding or amending (as applicable) the following definitions:

1.1.42A “CMC/Preclinical Supply Costs Statement” has the meaning set forth in Section 8.2.2.

1.1.42B “CMC/Preclinical Supply Pre-Payment Amount” has the meaning set forth in Section 8.2.1.

1.1.86 “Excess CMC/Preclinical Supply Costs” has the meaning set forth in Section 8.2.2(a).

1.1.199A “Preclinical Supply Costs” has the meaning set forth in the preamble of Amendment No. 2 of the Agreement.

1.1.244A “Surplus CMC/Preclinical Supply Payment” has the meaning set forth in Section 8.2.2(b).

1.2 Section 2.3.4. Section 2.3.4 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following:

    “2.3.4 Costs of CMC Plan Activities. Janssen shall pay Mersana’s CMC Costs for CMC Development activities allocated to Mersana under the CMC Plans, and Janssen shall pay Mersana’s Preclinical Supply Costs, in each case in accordance with Section 8.2.”

1.3 Section 8.2.1. Section 8.2.1 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following:

    “8.2.1 Pre-Payment of CMC Costs and Supply Costs. At least thirty (30) days but no more than [**] prior to the end of each Calendar Quarter during the Research Term for each Research Program, Mersana will provide to Janssen an invoice reflecting for the next upcoming [**] (i) the amount of the CMC Costs to be incurred or accrued by Mersana and its Affiliates in the performance of CMC Development activities in accordance with the applicable CMC Plan as set forth under Section 2.3.4 and Preclinical Supply Costs for Licensed ADCs to be used in Research Plan activities in accordance with Section 6.3.2, in each case that are reflected in the CMC/Preclinical Supply Budget for such Research Program, plus (ii) the amount of any Excess CMC/Preclinical Supply Costs for prior [**] that Janssen is obligated to reimburse in accordance with Section 8.2.2(a)(i), and minus (iii) the amount of any Surplus CMC/Preclinical Supply Payment for the prior [**] that Janssen is permitted to offset pursuant to Section 8.2.2(a)(ii) (the sum of (i) and (ii) minus (iii), the “CMC/Preclinical Supply Pre-Payment Amount”). Janssen will pay to Mersana within [**], but in no event later than [**] after receipt of an invoice the CMC/Preclinical Supply Pre-Payment Amount reflected in such invoice. Notwithstanding the foregoing, Mersana will use Diligent Efforts to commence any and all activities under this Agreement, whether under the CMC Plan or the Research Plan, that form the basis for an invoice sent to Janssen under Section 8.2.1.

                (a) Reconciliation. Within [**] after the end of each [**] for which Janssen has paid any CMC/Preclinical Supply Pre-Payment Amount, Mersana will provide Janssen with a reasonably detailed statement (“CMC/Preclinical Supply Costs Statement”) reflecting the CMC Costs and Supply Costs actually incurred or accrued by Mersana for such [**] accompanied by a reasonable supporting explanation and documentation for such amounts. Supporting documentation shall include FTE records and records of Out-of-Pocket Expenses (such as Third Party statements of work and, once available, Third Party invoices, or accruals validated by the applicable Third Party). Mersana shall not include any CMC Costs or Supply Costs of more than [**] of the aggregate CMC Costs and Supply Costs budgeted for such [**] if such costs are not included in the CMC/Preclinical Supply Budget, unless approved by the JMC.

(i) Underpayment. If the CMC Costs and Supply Costs reflected in the CMC/Preclinical Supply Reconciliation Statement exceed the CMC/Supply Pre-Payment Amount paid by Janssen for such [**] pursuant to Section 8.2.1 (after giving effect to any amounts carried forward from previous [**] pursuant to this Section 8.2.2(a)(i) and offset by Janssen from the previous [**] pursuant to Section 8.2.2(a)(ii)), the excess amount will be paid by Janssen within [**], but in no event later than [**] following receipt of an invoice from Mersana for such excess amount. Notwithstanding the foregoing, in the event that Mersana incurs or accrues more than [**] of the aggregate CMC Costs and Supply Costs budgeted for such [**] in the applicable CMC/Preclinical Supply Budget (the amount more than [**], the “Excess CMC/Preclinical Supply Costs”), the Excess CMC/Preclinical Supply Costs shall be carried forward to subsequent [**], provided that such [**] fall within the same Calendar Year, and solely to the extent that the total CMC Costs and Supply Costs for the Calendar Year to-date period are not in excess of [**] of the applicable CMC/Preclinical Supply Budget for such Calendar Year. Janssen shall not be obligated to reimburse such Excess CMC/Preclinical Supply Costs to the extent that such Excess CMC/Preclinical Supply Costs exceed [**] of the applicable CMC/Preclinical Supply Budget on a Calendar Year to-date basis in a given Calendar Year (unless Mersana notifies the JMC of such Excess CMC/Preclinical Supply Costs in advance and Janssen agrees to pay such Excess CMC/Preclinical Supply Costs).

(ii) Overpayment. If the CMC Costs and Supply Costs reflected in the CMC/Preclinical Supply Reconciliation Statement are less than the CMC/Preclinical Supply Pre-Payment Amount paid by Janssen for such [**] (after giving effect to any amounts carried forward from previous [**] pursuant to Section 8.2.2(a)(i) and offset by Janssen from the previous [**] pursuant to this Section 8.2.2(a)(ii)) (such difference, the “Surplus CMC/Preclinical Supply Payment”), the Surplus CMC/Preclinical Supply Payment will be carried forward and applied to the CMC/Preclinical Supply Pre-Payment Amount for the next subsequent [**]. Any Surplus CMC/Preclinical Supply Payment retained by Mersana and not credited hereunder before the later of the Research Completion Date and the CMC Completion Date for a Research Program will be refunded to Janssen within [**] following such Research Completion Date or CMC Completion Date, as applicable, or the earlier termination of this Agreement.”

(iii) Payments. For the CMC/Preclinical Supply Pre-Payment Amount, Janssen will pay Mersana the undisputed amounts set forth in any invoice submitted pursuant to this Section 8.2.1 within [**] but in no event later than [**] after receipt of the applicable invoice by Janssen. As part of the reconciliation process set forth in Section 8.2.1(a), if the documentation provided by Mersana is not sufficient to substantiate the invoiced costs and expenses, Janssen may reasonably request and Mersana shall provide additional FTE records, Third Party invoices and Third Party validations of accruals to substantiate the invoiced costs and expenses. Mersana will not double charge Janssen for any costs or expenses subject to reimbursement under this Section 8.2.1.”

1.4 Section 8.2.3. Section 8.2.3 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following:

“8.2.3 Payments. Except as otherwise agreed by the Parties in connection with Amendment No. 2 of the Agreement, Janssen will pay Mersana the undisputed amounts set forth in any invoice submitted pursuant to this Section 8.2 within [**] after receipt of the applicable invoice by Janssen. Janssen may request and Mersana shall provide FTE records and Third Party invoices to substantiate the invoiced costs and expenses. Mersana will not double charge Janssen for any costs or expenses subject to reimbursement under this Section 8.2.”

ARTICLE II – MISCELLANEOUS

2.1 Effectiveness. Except as specifically set forth in this Amendment, all terms and conditions of the Collaboration Agreement are hereby ratified and shall remain in full force and effect. Amendments made pursuant to this Amendment shall be effective as of the Amendment Effective Date.

2.2 Conflicts. In the event of a conflict between a provision of the Original Agreement and a provision of this Amendment, the provisions of this Amendment will control to the extent of such conflict.

2.3 Applicable Law; Jurisdiction. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof that may dictate application of the laws of any other jurisdiction.

2.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be signed or delivered by facsimile or electronically scanned signature page.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

MERSANA THERAPEUTICS, INC.

By: /s/ Brian DeSchuytner
Name: Brian DeSchuytner
Title: Chief Operating Officer

JANSSEN BIOTECH, INC.

By: /s/ Rajiv S. Shah
Name: Rajiv S. Shah
Title: Assistant Secretary

[Signature Page to Amendment No. 2 to Research Collaboration and License Agreement]